Exhibit 99.1

Tamboran Announces Partial Exercise of Underwriters’ Over-Allotment Option

Highlights

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Tamboran Resources Corporation (“Tamboran” or the “Company”) today announced that the underwriters of its previously completed initial public offering (IPO) of common stock on the New York Stock Exchange (NYSE) have partially exercised their over-allotment option to purchase an additional 308,750 shares at a price of US$24.00 per share. Closing is expected on July 30, 2024, subject to customary closing conditions.

•	The 30-day over-allotment option was granted in connection with Tamboran’s initial public offering of 3,125,000 shares of Common Stock at a price to the public of US$24.00 per share.

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Tamboran intends to use the US$7.4 million of gross proceeds from the offering as described in the prospectus for the offering to fund the ongoing drilling activities for the proposed Shenandoah South Pilot Project in the Beetaloo Basin.

July 29, 2024 10:55 PM Eastern Daylight Time

NEW YORK—(BUSINESS WIRE)—Tamboran Resources Corporation (NYSE:TBN):

Further details

A registration statement on Form S-1 relating to the proposed offering was declared effective by the U.S. Securities and Exchange Commission on June 26, 2024. Copies of the prospectus relating to the proposed offering may be obtained, when available, from: BofA Securities, Inc., NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attention: Prospectus Department, by telephone at 1-800-294-1322, or by email at dg.prospectus_requests@bofa.com; Citigroup, Attention: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146) or RBC Capital Markets, LLC, Attention: Equity Capital Markets, 200 Vesey Street, New York, NY 10281, by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the U.S. Securities Act of 1933, as amended.

About Tamboran Resources Corporation

Tamboran Resources Corporation, (“Tamboran” or the “Company”), through its subsidiaries, is the largest acreage holder and operator with approximately 1.9 million net prospective acres in the Beetaloo Sub-basin within the Greater McArthur Basin in the Northern Territory of Australia.

Tamboran’s key assets include a 38.75% working interest and operatorship in EPs 98, 117 and 76, a 100% working interest and operatorship in EP 136 and a 25% non-operated working interest in EP 161, which are all located in the Beetaloo Basin.

Note on Forward-Looking Statements

The information contained in this release contains certain forward-looking statements. All statements, other than statements of historical fact included herein, included regarding the size, timing or results of the initial public offering are forward-looking statements. When used in this release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “budget,” “plan,” “seek,” “may,” “should,” “would,” “could,” “will,” “authorize,” “grant,” the negative of these term and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described in the section entitled “Risk Factors” in the prospectus included in the registration statement. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.

Although we believe that the assumptions underlying these forward-looking statements are reasonable, should one or more of the risks or uncertainties described in the prospectus included in the registration statement occur, or should underlying assumptions prove incorrect, actual outcomes and our results and financial condition may differ materially from those indicated in any forward-looking statements. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. All forward-looking statements, expressed or implied, included herein are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

All forward-looking statements, expressed or implied, in this release are based only on information currently available to us and speak only as of the date on which they are made. Except as otherwise required by applicable law, we disclaim any duty to publicly update any forward-looking statement, each of which is expressly qualified by the statements in this section, to reflect events or circumstances after the date of this release.

Contacts

Investor enquiries:

Chris Morbey, Vice President – Corporate Development and Investor Relations

+61 2 8330 6626

Investors@tamboran.com

Media enquiries:

+61 2 8330 6626

Media@tamboran.com